Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Alvotech Lux Holdings S.A.S.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Equity	Alvotech Ordinary Shares(2)(5)(6)	Other	250,180,000	$9.90	(6)	$2,476,782,000.00	0.0000927	$229,597.69
	Equity	Warrants to purchase Alvotech Ordinary Shares(3)(5)	Other	10,916,667	$1.19	(7)	$12,990,833.73	0.0000927	$1,204.25
	Equity	Alvotech Ordinary Shares issuable on exercise of Warrants(4)(5)(8)	Other	10,916,667	$11.50	(8)	$125,541,670.50	0.0000927	$11,637.71
	Total Offering Amounts						$2,615,314,504.23		$242,439.65
	Total Fees Previously Paid								$242,439.65
	Net Fee Due								$0

(1)

All securities being registered will be issued by Alvotech Lux Holdings S.A.S., a simplified joint stock company (société par actions simplifiée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 9, Rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B258884 (“TopCo”). In connection with the Business Combination described in this registration statement and the enclosed proxy statement/prospectus (the “Business Combination”), among other things, (a) Oaktree Acquisition Corp. II, a Cayman Islands exempted company (“OACB”), will be merged with and into TopCo, whereby (i) all of the outstanding OACB Class A Ordinary Shares, par value $0.0001 per share (the “OACB Class A Ordinary Shares” or the “Public Shares”) and OACB’s Class B Ordinary Shares, par value $0.0001 (the “OACB Class B Ordinary Shares” or the “Founder Shares”, and together with the OACB Class A Ordinary Shares or Public Shares, the “OACB Ordinary Shares”), will be exchanged for ordinary shares of TopCo (“TopCo Ordinary Shares”) and (ii) all of the outstanding warrants of OACB included in the units sold in OACB’s IPO (the “Public OACB Warrants”), and all of the outstanding warrants of OACB purchased in a private placement in connection with OACB’s IPO of units (the “Private OACB Warrants” and, together with the “Public OACB Warrants”, the “OACB Warrants”), in each case, entitling the holder thereof to purchase one share of the OACB Class A Ordinary Shares at an exercise price of $11.50 per share, will be converted into the right to receive TopCo Ordinary Shares on substantially the same terms as the OACB Warrants (the “TopCo Warrants”), and (b) Alvotech Holdings S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 9, Rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B229193 (“Alvotech”) will be merged with and into TopCo, whereby all outstanding class A ordinary shares and class B shares of Alvotech (collectively, the “Alvotech Ordinary Shares”) all with a nominal value of $0.01 per share, will be exchanged for TopCo Ordinary Shares.

(2)	Includes (i) 218,930,000 TopCo Ordinary Shares to be received by the shareholders of Alvotech and (ii) 31,250,000 TopCo Ordinary Shares issuable in exchange for (a) outstanding OACB Class A Ordinary Shares included in outstanding units of OACB (“OACB Units”), each OACB Unit consisting of one share of OACB Class A Ordinary Shares and one-fourth of one Public OACB Warrant, issued pursuant to OACB’s IPO and (b) the OACB Class B Ordinary Shares issued prior to OACB’s IPO. Upon the consummation of the Business Combination, all OACB Units will be separated into their component securities, which will be exchanged for equivalent securities of TopCo as described in the proxy statement/prospectus included herein.
(3)	OACB Warrants will automatically convert into TopCo Warrants upon consummation of the Business Combination as described in the proxy statement/prospectus included herein.
(4)

Consists of TopCo Ordinary Shares issuable upon exercise of TopCo Warrants. Each TopCo Warrant will entitle the warrant holder to be issued one TopCo Ordinary Share at a price of $11.50 per share (subject to adjustment).

(5)	Pursuant to Rule 416(a), an indeterminable number of additional securities are also being registered to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(6)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the OACB Class A Ordinary Shares on the New York Stock Exchange (“NYSE”) on December 17, 2021 ($9.90 per share). This calculation is in accordance with Rules 457(c) and 457(f)(1) of the Securities Act.

(7)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the OACB Warrants on the NYSE on December 17, 2021 ($1.19 per warrant). This calculation is in accordance with Rules 457(c) and 457(f)(1) of the Securities Act.

(8)	Represents the exercise price of the warrants.